EXHIBIT 5
                            PORTER & HEDGES, L.L.P.
                                ATTORNEYS AT LAW
                           700 LOUISIANA, 35th FLOOR
                           HOUSTON, TEXAS 77002-2764         MAILING ADDRESS:
                                                              P.O. BOX 4744
                                                          HOUSTON, TX 77210-4744

                                 August 28, 1995

Texoil, Inc.
1600 Smith Street, Suite 4000
Houston, Texas  77002


         Re:    TEXOIL, INC. REGISTRATION STATEMENT ON FORM S-8
                1994 STOCK OPTION PLAN
                1995 STOCK COMPENSATION PLAN
Gentlemen:

         We have acted as counsel to Texoil, Inc., a Nevada corporation ("Company"), in connection with the preparation for filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 ("Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement relates to an aggregate of 350,000 shares ("Shares") of the Company's common stock, par value $.01 per share ("Common Stock"), of which 250,000 are issuable under the Company's 1994 Stock Option Plan ("1994 Plan"), 69,380 are issuable under the Company's 1995 Stock Compensation Plan (the "1995 Plan"), and 30,620 have been issued under the 1995 Plan. The 1994 Plan and 1995 Plan are referred to collectively as the "Plans."

         We have examined each of the Plans and such corporate records, documents, instruments and certificates of the Company, and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed without independent investigation the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity of any documents submitted to us as copies to their respective originals. As to certain questions of fact material to this opinion, we have relied without independent investigation upon statements or certificates of public officials and officers of the Company.

         Based upon such examination and review, we are of the opinion that the Shares have been duly and validly authorized and are, or upon issuance and delivery as contemplated by the Plans will be, validly issued, fully paid and nonassessable outstanding shares of Common Stock.

         We hereby consent to the reference to our firm under the caption "Counsel" in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                             Very truly yours,

                                         /s/ Porter & Hedges, L.L.P.

                                             PORTER & HEDGES, L.L.P.
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